UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2018

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Key Resources Inc. Acquisition

On August 27, 2018 (the “Closing Date”), Staffing 360 Solutions, Inc. (the “Company”) and Monroe Staffing Services, LLC (“Monroe Staffing”), an indirect subsidiary of the Company, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Pamela D. Whitaker (“Seller”), pursuant to which the Seller sold 100% of the common shares of Key Resources Inc. (“KRI”) to Monroe Staffing (the “KRI Transaction”).

The KRI Transaction closed simultaneously with the signing of the Share Purchase Agreement. The purchase price in connection with the KRI Transaction was approximately $12.2 million, of which (a) approximately $8.1 million was paid to the Seller at closing, (b) up to approximately $2.03 million is payable as earnout consideration to the Seller on August 27, 2019 and (c) up to $2.03 million is payable as earnout consideration to the Seller on August 27, 2020 (together with the consideration in clause (b), the “Earnout Consideration”).  The payment of the Earnout Consideration is contingent on KRI’s achievement of certain trailing gross profit amounts.

The Share Purchase Agreement also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Share Purchase Agreement. Such representations and warranties are made solely for purposes of the Share Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Share Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties' entry into the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Amendment to Warrant

On the Closing Date, in connection with the Jackson Omnibus (as defined below), the Company entered into Amendment No. 1 to Amended and Restated Warrant Agreement (the “Warrant Amendment”) with Jackson Investment Group, LLC (“Jackson”).  The Warrant Amendment amended that certain Amended and Restated Warrant Agreement with Jackson, dated as of April 25, 2018 (the “Warrant”), to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share.

The information set forth in Item 2.01 and Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 related to the KRI Transaction is incorporated by reference into this Item 2.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Jackson Omnibus Agreement

On the Closing Date, the Company, as borrower, Monroe Staffing, KRI and certain domestic subsidiaries of the Company, as guarantors, entered into a First Omnibus Amendment, Joinder and Reaffirmation Agreement with Jackson, as lender (the “Jackson Omnibus”), which among other things amended that certain Amendment and Restated Note Purchase Agreement, dated as of September 15, 2017 with Jackson, and  pursuant to which Jackson made a new senior debt investment of approximately $8.4 million in the Company in exchange for a senior secured note in the principal amount of approximately $8.4 million (the “New Jackson Note”). A portion of the proceeds of the sale of the New Jackson Note were used to complete the KRI Transaction.

The maturity date for the amounts due under the New Jackson Note is September 15, 2020.  The New Jackson Note will accrue interest at 12% per annum, due quarterly on January 1, April 1, July 1 and October 1 in each year, with the first such payment due on October 1, 2018. Interest on any overdue payment of principal or interest due under the New Jackson Note will accrue at a rate per annum that is 5% in excess of the rate of interest otherwise payable thereunder.

From the proceed of the New Jackson Note, the Company paid a closing fee of $319,000 (the “Closing Fee”), and in connection with its entry into the Jackson Omnibus agreed to issue 192,000 shares of the Company’s common stock as a closing commitment fee to Jackson (the “Commitment Fee Shares”).  The Closing Fee was comprised of a $280,000 cash commitment fee, with the remainder used to reimburse Jackson’s out-of-pocket fees and expenses (including attorneys’ fees). The Commitment Fee Shares are subject to registration rights in favor of Jackson and will be included in a new resale registration statement which must be filed by the Company not later than 45 days after the Closing Date.

The Jackson Omnibus contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Jackson Omnibus.

The obligations of the Company under the New Jackson Note are secured by liens on and security interests in substantially all of the personal property of the Company and the Borrowers, pursuant to the terms of the Intercreditor Agreement (as defined below).

The Jackson Omnibus also contains restrictions against incurrence of additional debt, payment of dividend or other distribution (whether in cash, securities or other property) on any equity interest of the Company or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

Amendment to Credit Agreement

On the Closing Date, certain domestic subsidiaries (the “Borrowers”) of the Company entered into an amendment to the Credit and Security Agreement, dated as of April 8, 2015, as amended, and entered into Amendment No.10 (“Amendment No. 10”) to the Credit and Security Agreement (as amended, the “Credit Agreement”), with MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust (“Midcap”) to join KRI as a borrower under the Credit Agreement.

The Borrowers and KRI also agreed that no portion of the Earnout Consideration may be paid from the proceeds of the loans issued pursuant to the Credit Agreement or from the Borrowers’ collateral under the Credit Agreement.

Intercreditor Agreement

In connection with the Company’s entry into the Jackson Omnibus and issuance of the New Jackson Note, on the Closing Date, Jackson, Midcap, the Company and certain subsidiaries of the Company entered into a the First Amendment to Intercreditor Agreement to reflect the issuance of the New Jackson Note.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 above with respect to the issuance of an aggregate of 192,000 shares of the Company’s common stock to the Jackson pursuant to the Jackson Omnibus and the New Jackson Note is incorporated herein by reference. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01Other Events.

On August 28, 2018, the Company announced the completion of the KRI Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated August 27, 2018, by and among Monroe Staffing, the Company and Pamela D. Whitaker.
99.1	Press release, dated August 28, 2018

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request, subject to the Company’s right to request confidential treatment of any requested schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2018	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer